NAVARRE CORPORATION

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-80218, No. 33-86762 and 333-31017 as amended) pertaining to the Navarre Corporation 1992 Stock Option Plan, and the Registration Statements (Forms S-3 No. 333-09231 and 333-58199) pertaining to the registration of Navarre Corporation common stock of our report dated April 30, 1999, with respect to the consolidated financial statements and the financial statement schedule included in the Annual Report (Form 10-K) of Navarre Corporation for the year ended March 31, 1999.



Minneapolis, Minnesota
June 25, 1999